EX‑35.15

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410-884-2000 Fax: 410-715-2380

Bank of America Merrill Lynch Commercial Mortgage Inc.

Bank of America Tower

One Bryant Park

New York, New York 10036,

Attention: David S. Fallick

RE: Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Marriott Chicago River North Hotel Loan Combination (in such capacity, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014 (the “reporting period”):

(a)     A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 26, 2015

/s/ Brian Smith

Brian Smith

Vice President

To: Bank of America Merrill Lynch Commercial Mortgage Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of October 1, 2013, by and among MORGAN STANLEY CAPITAL I INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Special Servicer, TRIMONT REAL ESTATE ADVISORS, INC., as Trust Advisor, U.S. BANK NATIONAL ASSOCIATION as Trustee, and Wells Fargo Bank, N.A. as Certificate Administrator, Certificate Registrar, Authenticating Agent and Custodian relating to the Marriott Chicago River North Hotel Loan Combination, a pari passu portion of which is included in the Series MSBAM 2013-C11 Commercial Mortgage Pass-Through Certificates.

To: Bank of America Merrill Lynch Commercial Mortgage Inc.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable